Exhibit 1.01

NOVANTA INC.

Conflict Minerals Report

For the Period January 1 to December 31, 2018

Introduction

This report has been prepared by Novanta Inc. (“Novanta,” the “Company,” “we,” or “our”) for the period from January 1, 2018 to December 31, 2018 (the “Reporting Period”) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, which was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

The term “conflict minerals” is defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are currently limited to tin, tantalum, tungsten, and gold (“the 3TGs”) for the purposes of this report. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain 3TGs that are necessary to the functionality or production of their products.

The Company conducted an analysis of its products and found that 3TGs are present in many of the electronic parts and components included in the Company’s products. Therefore, the Company is subject to the reporting obligations of Rule 13p-1.

The Company’s supply chain is complex.  The Company uses a wide variety of raw materials, key components and parts that are purchased from both domestic and international suppliers.  The Company also uses contract manufacturers to make certain key components used in the production of the Company’s finished products. As the Company’s manufacturing process consists mostly of final assembly of components and parts that are purchased from suppliers, there are typically several tiers of companies between Novanta and the mines, smelters or refiners of conflict minerals.  The Company does not directly source 3TG minerals as raw materials.  Therefore, it is difficult to identify the origin of conflict minerals that are present in the Company’s products.

Due to the size and complexity of the Company’s supply chain, Novanta has to rely on its suppliers to provide information on the origin of the conflict minerals contained in the components and materials supplied to Novanta, including sources of conflict minerals present in the materials and components supplied to Novanta’s suppliers themselves.

Company Overview and Products Covered by This Report

Novanta is a global supplier of core technology solutions that give medical and advanced industrial Original Equipment Manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications.

The Company is organized into three reportable segments: Photonics, Vision and Precision Motion. The Photonics segment designs, manufactures and markets photonics-based solutions, including CO2 lasers, solid state and ultrafast lasers, galvanometer and polygon-based optical scanning components and scan heads, and optical light engines. The Vision segment designs, manufactures and markets a wide range of medical grade technologies, including insufflators, pumps, light sources and video couplers, gamma probes and related accessories for minimally invasive surgery, high definition visualization solutions, video processing and streaming products for surgical applications, wireless video signal transmission devices, embedded capacitive and resistive touch panel technology, camera-based machine vision products and solutions, RFID technologies, embedded and handheld data collection products for barcode scanning, rugged thermal chart recorders, and light and color measurement devices. The Precision Motion segment designs, manufactures and markets optical and inductive encoders, direct drive motor components, integrated motion sub-assemblies, high-speed and precision air bearings and air bearing spindles.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG minerals necessary to the functionality or production of our products.  Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources. The Company began the scoping process by compiling a list of all suppliers that provide us with products that may contain any 3TGs. Once this list was populated, we provided the list and the applicable contacts for the suppliers to our third-party service provider (the “Service Provider”). This list was then uploaded to the  Service Provider’s software platform that allows us to store and manage supplier requests, documentation, and data.

Our scoping process was then further refined by removing service providers, indirect materials suppliers, and suppliers who are inactive. This ensures that all suppliers surveyed actually provided items to Novanta that were used in the final products in 2018. Using this process, we were able to remove approximately 34% of suppliers from scope for the 2018 reporting period.

Utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “CMRT”) version 3.0 or higher, we surveyed the suppliers on their sourcing of the 3TGs that may have been used in the materials that were supplied to us. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide materials to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

The RCOI began with an introduction email from Novanta to suppliers describing the Conflict Minerals Compliance Program (CMCP) requirements and identifying the Service Provider as a partner in the process. Following that introduction email, the Service Provider sent a subsequent email to the suppliers containing a registration and survey request link for the on-line data collection platform.

Subsequent engagement steps were as follows:

•	After the initial introductions to the program and information request, up to eight reminder emails were sent to each non-responsive supplier requesting survey completion.
•

Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

•

If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Novanta supply chain personnel who contacted these suppliers by email to request their participation in the program.

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the Service Provider system or to provide this information in the online survey version. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data.

Quality Assurance

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the Service Provider:

•	One or more SORs were listed for an unused metal;
•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;
•	Supplier answered yes to sourcing from the Covered Countries, but none of the SORs listed are known to source from the region;
•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;
•	Supplier indicated they have not provided all applicable SOR information received; and
•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusively recyclers.

Design of Due Diligence

The Company’s due diligence process and efforts have been developed in accordance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-risk Area (second edition) and the related supplements for gold and for tin, tantalum and tungsten (collectively referred to as the “OECD Guidance”).  The Company engaged the Service Provider to conduct due diligence and designed the due diligence process and measures to conform with the OECD framework in all material respects.

Due Diligence Performed

1.	Maintain Strong Company Management System

1.1.	Internal Team

The Company’s conflict minerals compliance program is sponsored by the Chief Executive Officer and is executed by a global task force that comprises of the Global Sourcing Leader, the Chief Accounting Officer and Corporate Controller, and a project leader from each of the product lines.  The product line project leader is typically the director of operations or manager of the procurement function and is supported by procurement and engineering professionals knowledgeable about the products and materials contained in those products.

The Company developed Conflict Minerals Process procedures that are required to be followed to perform the RCOI by all businesses globally. Supply chain leaders are responsible for ensuring compliance with Conflict Minerals Process procedures at the local business level.

1.2.	Control Systems

The Company developed a global Conflict Minerals policy and Supplier Code of Conduct that are communicated widely both internally and externally and are posted on the Company’s external website. The Company clearly states its commitment to comply with laws and regulations surrounding conflict minerals.

The Company requires all of its suppliers to use materials that have been sourced in a legally responsible manner and to confirm that they have not, and will not, procure conflict minerals from mines that are not DRC conflict free. These expectations are stated in our Conflict Minerals Policy and Supplier Code of Conduct, which can be accessed at: https://www.novanta.com/corporate-citizenship/.

1.3.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT versions 3.0 or higher and our Service Provider’s web-based reporting tool for collecting conflict minerals declarations from our suppliers.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in our efforts related to the conflict minerals compliance program. This includes obtaining information to support the chain of custody of the 3TGs identified in our products. We included Conflict Minerals terms and conditions on our purchase orders for raw materials and components used in our production process. (See further details in the section entitled “Reasonable Country of Origin Inquiry” above.)

1.4.	Grievance Mechanism

The Company maintained an Ethics Hotline, a 24x7 confidential messaging system and an anonymous electronic mailbox managed by a third-party service provider, which provides means for employees, customers and suppliers to report deviations from the Company’s Code of Ethics and Business Conduct.

1.5.	Document Retention

The Company utilizes a structured electronic database maintained by our Service Provider for documentation and record maintenance.

2.	Identify and Assess Risks in the Supply Chain

We have relied on supplier responses for information about the source of conflict minerals contained in the parts and components that they supplied to us. Similarly, our direct suppliers also relied on information provided by their suppliers. This chain of information created a level of uncertainty and risk related to the accuracy of the information. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRTs. Our Service Provider compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2018 calendar year.

Each facility that meets the Responsible Minerals Initiative (“RMI”) definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our Service Provider uses three factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

•	Geographic proximity to the DRC and covered countries;

•	Responsible Minerals Assurance Process (“RMAP”) audit status; and

•	Credible evidence of unethical or conflict sourcing.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers in their CMRT. The criteria used to evaluate the strength of the program are:

•	Has the supplier established a conflict minerals sourcing policy?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier review due diligence information received from suppliers against its expectations?

•	Does the supplier’s review process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

3.	Design and Implement a Strategy to Respond to Identified Risks

For those supply chains with SORs that are known or thought to be sourcing from the Covered Countries, additional investigation was undertaken to determine the source and chain-of-custody of the regulated metals. The Service Provider relied on the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. The Service Provider is an official vendor member of the Responsible Minerals Initiative (RMI) that aims to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides the Service Provider access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR was not certified by these internationally-recognized schemes, the Service Provider attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR took to track the chain of custody on the source of its mineral ores. Relevant information to review included: whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts were made by the Service Provider to gather information on mine country of origin and sourcing practices.

We have developed a risk management plan to ensure that all identified risks are responded to. This includes communicating any identified risks to upper management and escalating suppliers who do not meet our expectations.

If the Company discovers through its RCOI efforts that any conflict minerals directly or indirectly benefit the armed groups in the Covered Countries, the Company will take steps to work with its suppliers to stop using such conflict minerals and, if not possible, stop purchasing such raw materials or components from the supplier in question.

4.	Carry Out Independent Third-Party Audit

We do not have any direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain. We rely on industry efforts, such as the RMI, to influence smelters and refiners to become certified as part of RMI’s Responsible Minerals Assurance Process.

5.	Report Annually on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://www.novanta.com/corporate-citizenship/ and is filed with the SEC.

Results of RCOI and Due Diligence

As of May 10, 2019, the Company had surveyed 861 Tier 1 suppliers that are considered in scope and received responses from approximately 77% of such suppliers. Of these responding suppliers, 43% indicated one or more of the 3TGs as necessary to the functionality or production of the products they supplied to Novanta. These suppliers were also asked to submit smelters or refiners information.

Of the suppliers surveyed, many completed the CMRT at the company, business unit or entity level and were unable to represent that 3TGs from the processing facilities they listed had actually been used in the components that they supplied to us.  The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses included the names and locations of the SORs. The CMRTs submitted by suppliers that do not list at least one

SOR for each 3TG claimed on the CMRT are considered invalid and our Service Provider followed up on these invalid responses, urging the suppliers to resubmit the CMRT and include SOR information. There are still suppliers that are unable to provide SOR information as of May 10, 2019.

Appendix A lists the SORs that our suppliers have reported as being in their supply chains. We have not listed in Appendix A any SORs that we have not been able to validate. Appendix B also includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by our suppliers and the RMI.

 Additional Steps to Be Taken to Mitigate Risks

The Company will continue to work with those suppliers who have not responded, responded with invalid smelters and refiners information, or responded as “DRC Conflict Undeterminable” to identify the source of such minerals using available tools, such as the CMRT and the related Smelter Reference list that is publicly available. Should a supplier conclude, and report to us, that they have conflict minerals sourced from the Covered Countries and benefited the armed groups, the Company will require such suppliers to implement measures to become DRC conflict free and find alternative suppliers to the extent alternative DRC conflict free sources of supply are available.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “will,” “expects,” “intends,” “plans,” “believes,” “anticipates,” and other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts and expected actions.  These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Appendix A

The following is a list of identified smelters or refiners for the 2018 reporting period:

Metal	Official Smelter Name	Smelter Country
Gold	8853 S.p.A.	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States

Tungsten	Kennametal Huntsville	United States
Tungsten	KGETS CO., LTD.	Korea, Republic of
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Appendix B

The list below sets out possible countries of origin of 3TGs used in the manufacture of our products containing 3TGs for the 2018 reporting year. The list is based on publicly available information, our reasonable country of origin inquiries, and other due diligence efforts. However, for the reasons described in the CMR, these possible countries of origin cannot be linked to our products with reasonable certainty. Please note that, as of May 10, 2019, all indication of sourcing from the DRC and surrounding countries came from certified conflict-free smelters.

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe

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